ICM SERIES TRUST
                          COMPLIANCE SERVICES AGREEMENT


         AGREEMENT made as of the 16th day of September, 2004, by and between ICM Series Trust, a Massachusetts business trust, with its principal office and place of business at 21 Custom House Street, Boston, MA 02110 (the "Trust"), and Forum Fund Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("FFS").


         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue its shares of beneficial interest, of $0.001 per share (the "Shares"), in separate series and classes; and

         WHEREAS, the Trust offers shares in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with
Section 6, being herein referred to as a "Fund," and collectively as the "Funds") and the Trust offers shares of various classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a "Class," and collectively as the "Classes"); and

         WHEREAS, the Trust desires that FFS perform certain compliance services for the Trust, each Fund and each Class thereof and FFS is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and FFS hereby agree as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Trust hereby appoints FFS, and FFS hereby agrees, to provide a Chief Compliance Officer ("CCO"), as described in Rule 38a-1 under the 1940 Act, as amended ("Rule 38a-1"), for the period and on the terms and conditions set forth in this Agreement.

         (b) In connection therewith,  the Trust has delivered to FFS copies of:
(i) the Trust's Declaration of Trust and Bylaws (collectively, as amended from time to time, "Organizational Documents"); (ii) the Trust's current Registration Statement, as amended or supplemented, filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"); (iii) the Trust's current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus" or "SAI", as the case may be, or the "Disclosure Documents"); (iv) each plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust ("Service Plan"); and (v) all policies and procedures adopted by the Trust with respect to the Funds (e.g., repurchase agreement procedures), and shall promptly furnish FFS with all amendments of or supplements to the foregoing. The Trust shall deliver to FFS a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") appointing FFS hereunder and authorizing the execution and delivery of this Agreement.

         SECTION 2.  DUTIES OF FFS

         (a) Subject to the approval of the Board, FFS shall make available to act as the Trust's CCO a qualified person responsible for administering the Trust's compliance program as provided in Rule 38a-1. Such person shall be competent and knowledgeable regarding the federal securities laws and shall, in the exercise of his or her duties to the Trust, act in good faith and in a manner reasonably believed by him or her to be in the best interests of the Trust. FFS' responsibility for the activities of the CCO are limited to the extent that the Board shall make all decisions regarding the designation, termination and level of compensation of the CCO as provided by Rule 38a-1.

         (b) With respect to the Trust, the CCO shall:

                  (i) Report directly to the Board;

                  (ii) Review the Trust's compliance program policies and procedures including those policies and procedures of the Trust's adviser, administrator, principal underwriter and transfer agent (collectively, Service Providers") that relate to the Trust;

                  (iii) Conduct periodic reviews of the Trust's compliance program to incorporate any new or changed regulations, best practice recommendations or other guidelines that may be appropriate;

                  (iv) Review no less frequently than annually, the adequacy of the policies and procedures of the Trust and its Service Providers and the effectiveness of their implementation;

                  (v) Apprise the Board of significant compliance events at the Trust or its Service Providers;

                  (vi) Design testing methods for the Trust's compliance program policies and procedures;

                  (vii) Perform and document periodic testing of certain key control procedures (as appropriate to the circumstances), including reviewing reports, investigating exceptions, and making inquiries of Trust management and Service Providers;

                  (viii) Conduct periodic site visits to advisers and other Service Providers as necessary;

                                     --2--

                  (ix) Provide training and deliver updates to the Trust or its Service Providers, as necessary;

                  (x) Establish a quarterly reporting process to the Board, including both written and oral reports. The CCO will attend regularly scheduled board meetings as well as special meetings on an as-needed basis.

                  (xi) Prepare a written annual report for the Board and attend Board meetings annually and as requested. Such report shall, at a minimum, address (A) the operation of the Trust's and its Service Providers' policies and procedures since the last report to the Board; (B) any material changes to such policies and procedures since the last report; (C) any recommendations for material changes to the policies and procedures as a result of the periodic or annual reviews referred to in Sections 2(b)(iii) and (iv) above; and (D) any "material compliance matters" (as defined in Rule 38a-1) since the date of the last report; and

                  (xii) No less than annually, the CCO shall meet separately with the Trust's independent Trustees.

         (c) With respect to the Trust, FFS shall

                  (i) Provide compliance support for intermediary agreements that pertain to the Trust, including, but not limited to dealer agreements and platform agreements. This includes reviewing standard and non-standard intermediary and related documents in conjunction with the Trust's administrator, making comments and amending agreements, and maintaining a database of documents in hardcopy and electronic format;

                  (ii) Review and approve communications with the public (including "internal use" or "broker-dealer use" only material), as well as quarterly financial statements, for the Trust's compliance with applicable law; and

                  (iii) Assist the Trust with compliance matters as requested.

         (d) FFS shall provide such other services and assistance relating to the affairs of the Trust as the Trust may, from time to time, reasonably request pursuant to mutually acceptable compensation and implementation agreements.

         (e) FFS shall maintain records relating to its services, such as compliance policies and procedures, relevant Board presentations, annual reviews, and other records, as are required to be maintained under the 1940 Act and Rule 38a-1 thereunder, as well as those records required under the Securities Exchange Act of 1934, as amended, and Rule 17a-3 and 17a-4 thereunder. Such reports shall be maintained in the manner and for the periods as are required under the applicable rule or regulation. The books and records pertaining to the Trust that are in possession of FFS shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during FFS's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records

                                     --3--
shall be provided promptly by FFS to the Trust or the Trust's authorized representatives at the Trust's expense. In the event the Trust designates a successor that shall assume any of FFS's obligations hereunder, FFS shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by FFS under this Agreement.

         (f) Nothing contained herein shall be construed to require FFS to perform any service that could cause FFS to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, ("Advisers Act") or that could cause a Fund to act in contravention of the Fund's Prospectus or SAI or Disclosure Documents or any provision of the 1940 Act. Except with respect to FFS's duties as set forth in this Section 2 and except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Trust. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

         (g) In order for FFS to perform the services required by this Section 2, the Trust (i) shall take reasonable steps to encourage all Service Providers to furnish any and all information to FFS as reasonably requested by FFS, and assist FFS as may be required and (ii) shall take reasonable steps to obtain the result that FFS has access to all records and documents maintained by the Trust or any Service Provider.

         SECTION 3.  STANDARD OF CARE; LIMITATION OF LIABILITY;
         INDEMNIFICATION

     (a) FFS  shall be under no duty to take any  action  except as set forth in
Section 2 hereof or as specifically set forth herein or as may be specifically agreed to by FFS in writing. FFS shall use its best judgment and efforts in rendering the services described in this Agreement. FFS shall not be liable to the Trust or any of the Trust's shareholders for any action or inaction of FFS relating to any event whatsoever in the absence of bad faith, willful misfeasance or negligence in the performance of FFS's duties or obligations under this Agreement or by reason of FFS's reckless disregard of its duties and obligations under this Agreement.

     (b) The Trust agrees to indemnify and hold harmless FFS, its employees and agents, directors and officers ("FFS Indemnitees"), against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, and reasonable counsel fees arising out of FFS's actions taken or failures to act with respect to a Fund that are consistent with the standard of care set forth in Section 3(a) or based, if applicable, on good faith reliance upon an item described in Section 3(d) (a "FFS Claim"), so long as such actions or inactions do not constitute a breach of this Agreement or any representation or warranty contained herein. The Trust shall not be required to indemnify any FFS Indemnitee if, prior to confessing any FFS Claim against the FFS Indemnitee, FFS or the FFS Indemnitee does not give the Trust written notice of and reasonable opportunity to defend against the FFS Claim in its own name or in the name of the FFS Indemnitee.

                                     --4--

     (c) FFS agrees to indemnify and hold harmless the Trust, its employees, Trustees and officers ("Trust Indemnitees"), against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of (i) FFS's actions taken or failures to act with respect to a Fund that are not consistent with the standard of care set forth in Section 3(a) or based, if applicable, on good faith reliance upon an item described in
Section 3(d), (ii) any breach of FFS's representation set forth in Section 13 (a "Trust Claim"), (iii) any breach of this Agreement, or any representation or warranty contained herein, by FFS, or (iv) FFS's violation of law. FFS shall not be required to indemnify any Trust Indemnitee if, prior to confessing any Trust Claim against the Trust Indemnitee, the Trust or the Trust Indemnitee does not give FFS written notice of and reasonable opportunity to defend against the Trust Claim in its own name or in the name of the Trust Indemnitee.

     (d) A FFS Indemnitee shall not be liable for any action taken or failure to act in reasonable and good faith reliance upon, and in its performance of its duties hereunder:

         (i) the advice of the Trust, the Trust's outside counsel or the Trust's independent accountants;

         (ii) any oral instruction which it receives and which it reasonably believes in good faith was transmitted by a person or persons authorized by the Board to give such oral instruction. Provided that FFS has such reasonable belief in good faith, FFS shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction;

         (iii) any written instruction or certified copy of any resolution of the Board, and FFS may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by FFS to have been validly executed; or

         (iv) as to genuineness, any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by FFS to be genuine and to have been signed or presented by or on behalf of the Trust;

and no FFS Indemnitee shall be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which FFS reasonably believes in good faith to be genuine.

         (e) FFS shall not be liable for the errors of other Service Providers or their systems, except to the extent such Service Provider is an affiliate of FFS.

         (f) The Trust, and not FFS, shall be solely responsible for the designation and level of compensation of the Trust CCO, as well as for removing the CCO from his or her responsibilities related to the Trust in accordance with Rule 38a-1. Therefore, notwithstanding the provisions of this Section 3, the Trust shall supervise the activities of the Trust CCO with regard to such activities.

                                     --5--

         SECTION 4.  REPRESENTATIONS AND WARRANTIES

         (a) FFS represents and warrants to the Trust that:

         (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

         (ii) It is duly qualified to carry on its business in the State of Maine;

         (iii) It is empowered under applicable laws and by its Operating Agreement to enter into this Agreement and perform its duties under this Agreement;

         (iv) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

         (v) It has access to the necessary facilities, equipment, and personnel to assist the CCO in the performance of his or her duties and obligations under this Agreement;

         (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of FFS, enforceable against FFS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties and will not violate any agreement between FFS and any third party;

         (vii) It shall make available a person who is competent and knowledgeable regarding the federal securities laws and is otherwise reasonably qualified to act as a CCO and who will, in the exercise of his or her duties to the Trust, act in good faith and in a manner reasonably believed by him or her to be in the best interests of the Trust;

         (viii) It shall compensate the CCO fairly, subject to the Board's right under any applicable regulation (e.g., Rule 38a-1) to approve the designation, termination and level of compensation of the CCO. In addition, it shall not retaliate against the CCO should the CCO inform the Board of a compliance failure or take aggressive action to ensure compliance with the federal securities laws by the Trust or a Service Provider;

         (ix) It shall report to the Board promptly if FFS learns about CCO malfeasance or in the event the CCO is terminated as a CCO by another fund; and

         (x) It shall report to the Board if at any time the CCO is subject to the "bad boy" disqualifications as set forth in Section 15(b)(4) of the Securities Exchange Act of 1934, as amended, or Section 9 of the 1940 Act; and

         (xi) The various procedures and systems which FFS has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the records and other data of the Trust and FFS' records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and FFS will

                                     --6--
         make such changes therein from time to time as are reasonably required for the performance of its obligations hereunder.

         (b) The Trust represents and warrants to FFS that:

         (i) It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts;

         (ii) It is empowered under applicable laws and by its Organizational Documents to enter into this Agreement and perform its duties under this Agreement;

         (iii) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

         (iv) It is an open-end management investment company registered under the 1940 Act;

         (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

         (vi) A registration statement under the Securities Act is currently effective and will remain effective, and appropriate State securities law filings have been made and will continue to be made, with respect to all Shares of the Funds and Classes of the Trust being offered for sale; and

         (vii) The CCO shall be covered by the Trust's Directors & Officers/Errors & Omissions Policy (the "Policy"), and the Trust shall use commercially reasonable efforts to ensure that the CCO's coverage be (a) reinstated should the Policy be cancelled or terminated; (b) continued after the CCO ceases to serve as the Trust's CCO on substantially the same terms as such coverage is provided for the Trust officers after such persons are no longer officers of the Trust; or (c) continued in the event the Trust merges or terminates, on substantially the same terms as such coverage is provided for the Trust officers. The Trust shall provide FFS with proof of current coverage, including a copy of the Policy, and shall notify FFS immediately should the Policy be cancelled or terminated.


         SECTION 5.  COMPENSATION AND EXPENSES

         (a) In consideration of the compliance services provided by FFS pursuant to this Agreement, the Trust shall pay FFS the fees set forth in Appendix B hereto.

         All fees payable hereunder shall be accrued daily by the Trust. The fees payable for the services listed in Appendix B hereto shall be payable monthly on the first business day of each calendar month for services to be performed during the following calendar month. If fees payable for the services listed in Appendix B begin to accrue in the middle of a month or if this

                                     --7--

Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Trust shall pay to FFS such compensation as shall be payable prior to the effective date of termination.

         (b) In connection with the services provided by FFS pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to reimburse FFS for any out of pocket charges reasonably incurred and adequately documented as set forth on Appendix B hereto. Reimbursements shall be payable as incurred. Should the Trust exercise its right to terminate this Agreement, the Trust, on behalf of the applicable Fund, shall reimburse FFS for all reasonably incurred and adequately documented out-of-pocket expenses and employee time (at 150% of salary) associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities. Any such expenses and charges shall be documented fully in the invoice submitted to the Trust for payment.

         (c) FFS may, with respect to questions of law relating to its services hereunder, apply to and obtain the advice and opinion of counsel to the Trust; provided, however, that FFS shall in all cases first reasonably attempt to apply to and obtain the advice and opinion of in-house counsel to FFS. The costs of any such advice or opinion of counsel to either the Trust or to FFS shall be borne by the Trust.

         (d) Notwithstanding anything in this Agreement to the contrary, FFS and its affiliated persons may receive compensation or reimbursement from the Trust with respect to: (i) the provision of services on behalf of the Funds in accordance with any Plan or Service Plan; (ii) the provision of shareholder support or other services; (iii) service as a trustee or officer of the Trust; and (iv) services to the Trust, which may include the types of services described in this Agreement, with respect to the creation of any Fund and the start-up of the Fund's operations.

         (e) The Trust shall be responsible for and assumes the obligation for payment of all of its expenses, including: (i) the fee payable under this Agreement; (ii) the fees payable to each investment adviser under an agreement between the investment adviser and the Trust; (iii) expenses of issue, repurchase and redemption of Shares; (iv) interest charges, taxes and brokerage fees and commissions; (v) premiums of insurance for the Trust, the Trustees, the CCO and other officers and fidelity bond premiums; (vi) fees, interest charges and expenses of third parties, including the Trust's independent accountants, custodians, transfer agents, dividend disbursing agents and fund accountants;
(vii) fees of pricing, interest,  dividend, credit and other reporting services;
(viii) costs of membership in trade associations; (ix) telecommunications expenses; (x) funds transmission expenses; (xi) auditing, legal and compliance expenses; (xii) costs of forming the Trust and maintaining its existence; (xiii) costs of preparing, filing and printing the Trust's Prospectuses, subscription application forms and shareholder reports and other communications and delivering them to existing shareholders, whether of record or beneficial; (xiv) expenses of meetings of shareholders and proxy solicitations therefor; (xv) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of Shares and of preparing tax returns;

                                     --8--

(xvi) costs of reproduction, stationery, supplies and postage; (xvii) fees and expenses of the Trust's Trustees and officers; (xviii) costs of Board, Board committee, and other corporate meetings; (xix) SEC registration fees and related expenses; (xx) state, territory or foreign securities laws registration fees and related expenses; and (xxi) all fees and expenses paid by the Trust in accordance with any Plan or Service Plan or agreement related to similar matters.

         SECTION 6.  EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

         (a) This Agreement shall become effective with respect to each Fund or Class on the date first written above. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

         (b) This Agreement shall continue in effect with respect to a Fund until terminated and shall be renewed annually, the first renewal occurring no later than February 28, 2006.

         (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty (i) by the Board on sixty (60) days' written notice to FFS or (ii) by FFS on sixty (60) days' written notice to the Trust; provided, however, that the Board will have the right and authority to terminate the Trust's relationship with the CCO at any time, with or without cause.

         (d) Should the person acting as CCO be terminated by FFS, the Board retains the right to terminate the CCO as the Trust's CCO as described in (c) above. In this case, FFS will provide a temporary CCO until a new, permanent one is found.

         (e) The provisions of Sections 2(e), 3, 5(b), 6(e), 6(f), 8, 9, 13, 14(a) and 14(i) shall survive any termination of this Agreement.

         (f) This Agreement and the rights and duties under this Agreement otherwise shall not be assignable by either FFS or the Trust except by the specific written consent of the other party. If the parties to this Agreement consent to assignment of all or any part of this Agreement, all terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         SECTION 7.  ADDITIONAL FUNDS AND CLASSES

         In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement. FFS or the Trust may elect not to make any such series or classes subject to this Agreement.

         SECTION 8.  CONFIDENTIALITY

         FFS agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that FFS may:

                                     --9--

         (a) release such other information as approved by the Trust, which approval shall not be unreasonably withheld where FFS is advised by counsel that it may be exposed to civil or criminal contempt proceedings for failure to release the information (provided, however, that FFS shall seek the approval of the Trust as promptly as possible so as to enable the Trust to pursue such legal or other action as it may desire to prevent the release of such information) or when so requested by the Trust; and

         (b) FFS shall abide by the Trust's privacy policy pursuant to Regulation S-P promulgated under Section 504 of the Gramm-Leach-Bliley Act.
         SECTION 9.  FORCE MAJEURE

         FFS shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, strikes or other industrial action, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply; provided, however, that FFS shall have reasonable disaster recovery plans in place. In addition, to the extent FFS's obligations hereunder are to oversee or monitor the activities of third parties, FFS shall not be liable for any failure or delay in the performance of FFS' duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with FFS.

         SECTION 10.  ACTIVITIES OF FFS

         (a) Except to the extent necessary to perform FFS's obligations under this Agreement, nothing herein shall be deemed to limit or restrict FFS's right, or the right of any of FFS's managers, officers or employees who also may be a trustee, officer or employee of the Trust, or persons who are otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         (b) Subject to prior written approval of the Trust, FFS may subcontract any or all of its functions or responsibilities pursuant to this Agreement to one or more persons, which may be affiliated persons of FFS, who agree to comply with the terms of this Agreement; provided, that any such subcontracting shall not relieve FFS of its responsibilities hereunder. FFS may pay those persons for their services, but no such payment will increase FFS's compensation or reimbursement of expenses from the Trust.

         SECTION 11.  COOPERATION WITH INDEPENDENT ACCOUNTANTS

         FFS shall cooperate, if applicable, with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

                                     --10--

         SECTION 12.  SERVICE DAYS

         Nothing contained in this Agreement is intended to or shall require FFS, in any capacity under this Agreement, to perform any functions or duties on any day other than a business day of the Trust or of a Fund. Functions or duties normally scheduled to be performed on any day which is not a business day of the Trust or of a Fund shall be performed on, and as of, the next business day, unless otherwise required by law.

         SECTION 13.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and FFS agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which FFS's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

         SECTION 14.  MISCELLANEOUS

         (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (b) Except for Appendix A to add new Funds and Classes in accordance with Section 7, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both FFS and Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

                                     --11--

         (h) Notices, requests, instructions and communications received by the parties at their respective principal places of business set forth above, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (i) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

          (j) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

          (k) The term "affiliated person" shall  have the   meanings   ascribed
thereto in the 1940 Act.

                                     --12--

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.




                                                ICM SERIES TRUST


                                                By:      /S/ WARREN J. ISABELLE
                                                   -----------------------------
                                                         Warren J. Isabelle
                                                         President



                                                FORUM FUND SERVICES, LLC


                                                By:      /S/ CARL A. BRIGHT
                                                   -----------------------------
                                                         Carl A. Bright
                                                         President



                                     --13--

                                ICM SERIES TRUST
                          COMPLIANCE SERVICES AGREEMENT

                                   APPENDIX A
                            DATED SEPTEMBER 16, 2004

                               FUNDS OF THE TRUST:



o        ICM/Isabelle Small-Cap Value Fund

                              CLASSES OF THE TRUST:

o        Investment Shares
o        Institutional Shares


                                      -B1-